Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Metromedia Fiber Network, Inc. 1997 Incentive Stock Option Plan and options granted to individuals pursuant to employment agreements of our report dated March 16, 1998, with respect to the consolidated financial statements and schedule of Metromedia Fiber Network, Inc. as at and for the year ended December 31, 1997 and 1996 included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                                     ERNST & YOUNG LLP

New York, New York
March 27, 1998